UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2010

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112

(Address of Principal Executive Office)

(303) 220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION / Item 7.01 REGULATION FD DISCLOSURE

Liberty Global, Inc. (Liberty Global) indirectly owns a 50.4% controlling interest in Telenet Group Holding NV (Telenet). Telenet, a consolidated subsidiary of Liberty Global, is a separate public company with shares listed on the Euronext Brussels Stock Exchange under the ticker symbol TNET. Telenet is a leading provider of cable television, high-speed Internet access and fixed and mobile telephony services in Belgium. The consolidated financial statements of Telenet have been prepared in accordance with International Financial Reporting Standards as adopted by the European Union (GAAP).

On April 26, 2010, and pursuant to Euronext Brussels Stock Exchange rules, Telenet publicly announced in Belgium its results for the first quarter of 2010 by issuing a press release. The full text of that press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference.

Exhibit 99.1 is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.” Exhibit 99.1 refers to Telenet’s historical “Adjusted EBITDA” and “Free Cash Flow.” Adjusted EBITDA and Free Cash Flow are non-GAAP measures as contemplated by the U.S. Securities and Exchange Commission’s Regulation G.

Telenet believes that its presentation of Adjusted EBITDA provides useful information to investors, as Adjusted EBITDA provides a transparent view of Telenet’s recurring operations and is a key measure that is used by Telenet’s chief operating decision makers to evaluate operating performance and to decide how to allocate resources.

Telenet believes that its presentation of Free Cash Flow provides useful information to investors, as this measure can be used to gauge Telenet’s ability to service debt and fund new investment opportunities.  Free Cash Flow should not be understood to represent Telenet’s ability to fund discretionary amounts, as Telenet has various mandatory and contractual obligations, including debt repayments, which are not deducted to arrive at this amount.

Investors should view Telenet’s Adjusted EBITDA and Free Cash Flow as supplements to, and not substitutes for, operating income (loss), net profit (loss), cash flows from operating activities and other GAAP measures of income or cash flows.

A reconciliation of historical Adjusted EBITDA and Free Cash Flow to the most directly comparable GAAP financial measure is presented below (amounts may not total due to rounding):

	Three months ended March 31,
	2010	2009
	in millions

Adjusted EBITDA (a)	€163.1	€149.3
Share based compensation	(1.7)	(0.4)
Operating credits (charges) related to acquisitions and divestitures	0.2	(0.2)
EBITDA	161.5	148.7
Depreciation, amortization and impairment	(77.2)	(75.6)
Net finance expense	(65.8)	(47.8)
Share of the loss of equity accounted investees	(0.2)	(0.1)
Income tax benefit (expense)	(5.1)	(16.8)
Total comprehensive income (loss) for the period, attributable to owners of the company	€13.3	€8.6

Free cash flow (b)	€62.9	€59.2
Purchases of property and equipment	45.3	67.5
Purchases of intangibles	13.1	8.8
Net cash provided by operating activities	€121.4	€135.4

(a)   Telenet defines EBITDA as profit before net finance expense, income taxes, depreciation, amortization and impairment.  Adjusted EBITDA is defined as EBITDA before stock-based compensation and restructuring charges, and before operating charges or credits related to successful or unsuccessful acquisitions or divestitures.

(b)   Telenet defines Free Cash Flow as net cash provided by the operating activities of its continuing operations less capital expenditures of its continuing operations.

Forward-Looking Statements

          The press release appearing in Exhibit 99.1 contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Telenet’s 2010 annual outlook, financial and subscriber trends, competitive and economic challenges and business, product and marketing strategies, including future network upgrade projects. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the continued use by subscribers and potential subscribers of Telenet’s services, changes in technology, regulation and competition, Telenet’s ability to achieve expected operational efficiencies and economies of scale, Telenet’s ability to generate expected revenue and operating cash flow and achieve assumed margins including, to the extent annualized figures imply forward-looking projections, continued performance comparable with the period annualized, as well as other factors that may be applicable to Telenet and its business detailed from time to time in Liberty Global’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release. Liberty Global expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any guidance and other forward-looking statement contained herein to reflect any change in Liberty Global’s or Telenet’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 26, 2010

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release